Exhibit 10.7

Amendment No. 1 to Executive Employment Agreement

This Amendment No. 1 to Executive Employment Agreement (this "Amendment") is made and entered into as of this 24th day of October, 2022 (the "Amendment Date"), by and between BioStem Technologies, Inc., a Florida corporation (the "Company"), and Andrew Van Vurst ("Executive"). The Company and Executive may be referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of July 22, 2022 (the "Employment Agreement") and now desire to amend the Employment Agreement as set forth herein, and the Employment Agreement may be amended in writing pursuant to Section 18 thereof;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Parties hereby agree as follows:

l , Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

2.
Pursuant to the provisions of Section 18 of the Employment Agreement, the Employment Agreement is hereby amended as follows:
(a)
The Option Award as referenced in Section 16(a) of the Employment Agreement is hereby terminated and rescinded, and the Option Award Agreement as referenced in Section 16(a) of the Employment Agreement and as attached to the Employment Agreement is hereby terminated and shall hereafter be null and void and of no force or effect and shall no longer be deemed a part of the Employment Agreement.
(b)
On the Amendment Date, the Company hereby issues to Executive an option award to acquire 2,250,000 shares of Common Stock at an exercise price of $2.00 per share (the "Option Award"), pursuant to the Option Agreement as attached hereto as Exhibit A (the "Option Agreement"), which shall be subject to vesting and forfeiture as set forth in the Employment Agreement and the Option Agreement. The Option Award shall be an "Equity Grant" for purposes of the Employment Agreement and shall be subject to the terms and conditions therein.
3.
Other than as amended herein, the Employment Agreement shall remain in full force and effect subject to its terms. Following the Amendment Date, any reference in the Employment Agreement to the "Agreement") shall be deemed a reference to the Employment Agreement as amended by this Amendment.
4.
This Amendment shall be governed by and construed under the laws of the State of Florida applicable to agreements made and to be performed in that State, without regard to conflicts of laws rules.
5.
This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

[Signatures to appear on the following page(s),]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.

BioStem Technologies, Inc.

/s/ Jason Matuszewski______

By: Jason Matuszewski

Title: Chief Executive Officer

EXECUTIVE

/s/ Andrew Van Vurst_____

Andrew Van Vurst

Exhibit A

Option Agreement

(Attached)

OPTION AGREEMENT

[ANDREW VAN VURSTI

Dated as of October 24, 2022

This Option Agreement (this "Agreement") dated as of the date first set f01*th above (the "Award Date") is entered into by and between BioStem Technologies, Inc., a Florida corporation (the "Company"), and Andrew Van Vurst (the "Executive"). The Company and Executive may collective be referred to as the "Parties" and each individually as a "Party."

WHEREAS, the Executive is an employee of the Company, and is a party to that certain Executive Employment Agreement, by and between the Company and the Executive, dated as of the July 22, 2022 and as amended on the Award Date (as so amended, the "Employment Agreement"); and

WHEREAS, the Company now desires to grant to Executive certain options to acquire certain shares of common stock, par value par value $0.001 per share, of the Company (the "Common Stock");

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

l . Grant.

(a)
Pursuant to the terms herein, the Company hereby grants to Executive as of the Award Date the right and option (the "Options") to purchase all or any part of an aggregate of 2,250,000 shares of the Common Stock (the "Option Shares"), at an exercise price of $2.00 per share (the "Exercise Price"). The Options are not granted pursuant to any equity incentive plan of the Company, and shall be non-qualified stock options.
(b)
For purposes herein, "Market Capitalization" shall mean the product of (i) the number of shares of Common Stock then issued and outstanding and listed for trading on the OTC Markets or any other national securities exchange which is the primary trading market for the Common Stock (the "Trading Market") as of the applicable date of determination, multiplied by (ii) closing price per share of Common Stock on the Trading Market as of the applicable date of determination, as reasonably determined by the Board.
(c)
For purposed herein, "Sustained Market Capitalization" shall mean the average Market Capitalization for the 90 Trading Day (as defined period) immediately prior to the date of such determination. For pulposes herein, "Trading Day" means any day that the Common Stock is available for trading on the Trading Market.
(d)
The Options will be subject to vesting and forfeiture pursuant to the provisions herein and in the Employment Agreement. The Options shall vest, and Executive shall have the cumulative right to exercise the Option, and the Option is only exercisable, with respect to the following number of Option Shares on or after the following dates:

Date Number of Options Vested and

Shares Which May be Acquired

On the date that the Sustained Market Capitalization first equals or exceeds $29,268,520.00 450,000

On the date that the Sustained Market Capitalization first equals or exceeds $58,537,040.00 450,000

On the date that the Sustained Market Capitalization first equals or exceeds $117,074,080.00 450,000

On the date that the Sustained Market Capitalization first equals or exceeds $175,611,120.00 450,000

The Company may, in its sole discretion, accelerate the date on which the Executive may purchase Option Shares.

2.
Vested Options shall be exercisable at any time following the date of such vesting and expiring on the tenth anniversary of the Grant Date (such period, the "Option Period"). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.
3.
Exercise.
(a)
Vested Options shall be exercisable by Executive delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit A (the "Exercise Notice") and complying with the remaining ten•ns and conditions herein.
(b)
The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the "Purchase by wire transfer or by certified check or bank cashier's check, payable to the order of the Company.
(c)
Executive's payment for exercise of the Vested Options shall be accompanied by payment of any amount that the Cotnpany, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Executive fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Vested Options or (ii) withhold and set-off against compensation and any other amounts payable to the Executive the amount of such required payment. Such withholding may be in the shares underlying the Vested Options at the sole discretion of the Company.
(d)
Upon receipt of the Purchase Price, together with written notice, and Executive's compliance with the other provisions herein, the Company will record the Executive as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Vested Options, the Executive will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the "Exercise Date"), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Executive will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

4, Adjustments. Upon the occurrence of any of the following events, the Executive's rights with respect to' the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Executive and the Company relating to the Options:

(a)
If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Vested Options shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend.
(b)
If the Company is merged or consolidated with or is acquired by another entity (any, an "Acquisition"), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Prices and number of Options shall be equitably adjusted.
(c)
In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 4(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Executive upon exercising the Vested Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Executive would have received if the Executive had exercised the Vested Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of

Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 4, no fractional shares shall be issued and the Executive shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.
(d)
The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 4, and its determination shall be conclusive. If the Executive receives securities or cash in connection with a transaction described in this Section 4 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.
5.
Necessity to Become Holder of Record. The Executive shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Executive shall have become the holder of record of such shares of Common

Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Executive if the record date is prior to the date on which Executive became the holder of record of the applicable shares of Common Stock.

6.
Conditions to Exercise of Vested Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") and relevant state law, the Company may require the Executive, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfact01Y to the Company that the shares of Common Stock subject to the Options are being acquired for Executive's own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulat01Y body, is necessary' as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.
7.
Representations and Warranties. Executive hereby makes the representations and warranties as set forth in the Employment Agreement, with respect to the receipt of the

Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.
8.
No Transfer. Executive may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or other than, vise encumber the Options, whether vested or not, of this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void and the Company shall not recognize any purported transferee as the holder thereof.
9.
Taxes.
(a)
Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Executive shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

(b)
THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO EXECUTIVE. EXECUTIVE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, EXECUTIVE REPRESENTS THAT EXECUTIVE HAS REVIEWED WITH EXECUTIVE'S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT EXECUTIVE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. EXECUTIVE UNDERSTANDS AND AGREES THAT EXECUTIVE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
10.
Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the "Relevant Companies") may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the "Relevant Information"). By entering into this Agreement} the Executive (i) authorizes the

Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Executive may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Executive shall have access to, and the right to change, the Relevant Information will only be used in accordance with applicable law.

11 . Review. The Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Executive hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

12.
No Rights to Continued Engagement. This Agreement does not confer upon Executive any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company's right to terminate Executive's engagement at any time.
13.
No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without [imitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.
14.
Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party hereto, except that the Company (i) may assign this Agreement to any subsidiary or affiliate of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder without the written consent of the Executive, and (ii) will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise, This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties.
15.
Entire Agreement; Effectiveness of Agreement. This Agreement and the Employment Agreement set forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.
16.
Incorporation by Reference. The provisions of Section I l of the Employment Agreement (other than the second sentence of Section I I(e)) are hereby incorporated herein by reference, and shall apply to this Agreement as though fully set forth herein, provided that any reference therein to the "Agreement" shall be deemed a reference to this Agreement.

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